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                                                                    EXHIBIT 4.2

                       FIRST AMENDMENT TO CREDIT AGREEMENT

         THIS FIRST AMENDMENT TO CREDIT AGREEMENT dated as of February 20, 1997 (the "Amendment") by and among ROCK-TENN COMPANY, a Georgia corporation (the "Borrower"), SUNTRUST BANK, ATLANTA in its capacity as a Lender under the Credit Agreement (as such terms are defined below) and SUNTRUST BANK, ATLANTA in its capacity as agent for the Lenders (together with any successor agent for such Lenders as may be appointed from time to time pursuant to Article 10. of the Credit Agreement (the "Agent").

         WHEREAS, the Borrower, the Agent and the Lender are parties to that certain Credit Agreement dated as of January 21, 1997, by and among the Borrower, the Agent and the other banks and lending institutions party to the Credit Agreement from time to time which become "Lenders" as provided therein (collectively, the "Lenders") (the "Credit Agreement"; all capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement), pursuant to which the Lenders have made available certain financial accommodations to the Borrower;

         WHEREAS, the parties wish to amend certain provisions of the Credit Agreement on the terms and conditions contained herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

         Section 1.  Amendments.

         (a) The Credit Agreement is hereby amended by deleting the second sentence of Section 2.9(d) in its entirety and inserting in lieu thereof the following:

        "If a payment is received by the Agent before 12:00 noon (local time for the Agent) on a Business Day, the Agent shall distribute each Lender's share of the payment to such Lender before 2:00 p.m. (local time for the Agent) on the same day; or if a payment is received by the Agent after 12:00 noon (local time for the Agent) on a Business Day or is received on a day other than a Business Day, the Agent shall distribute each Lender's share of the payment to such Lender before 2:00 p.m. (local time for the Agent) on the next Business Day.".

         (b) The Credit Agreement is hereby further amended by deleting clause
(iv) of Section 11.2 in its entirety and inserting in lieu thereof the following:

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                  "(iv) postpone any date fixed for the payment in respect of principal of, or interest on, the Notes (other than in connection with the extension of the Maturity Date in accordance with Section 2.5 hereof) or any fees hereunder,".

         (c) The Credit Agreement is hereby further amended by deleting clause
(viii) of Section 11.2 in its entirety and inserting in lieu thereof the following:

                 "(viii) modify this Section 11.2 or Section 2.5".

         Section 2. Benefits of Credit Agreement. Each reference to the Credit Agreement in any of the Credit Documents shall be deemed to be a reference to the Credit Agreement as amended by this Amendment, and as the Credit Agreement may from time to time be further amended, supplemented, restated or otherwise modified in the future by one or more other written amendments or supplemental or modification agreements entered into pursuant to the applicable provisions thereof.

         Section 3. Representations. The Borrower represents to the Lenders that:

         (a) The Borrower has the right and power, and has taken all necessary action to authorize it, to execute and deliver this Amendment, and to perform this Amendment, and the Credit Agreement, as amended by this Amendment, in accordance with their respective terms. This Amendment has been duly executed and delivered by the duly authorized officers of the Borrower, and each of this Amendment, and the Credit Agreement, as amended by this Amendment, is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

         (b) The execution and delivery of this Amendment, and the performance by the Borrower of this Amendment, and the Credit Agreement, as amended by this Amendment, in accordance with their respective terms, do not and will not, by the passage of time or the giving of notice, or otherwise: (i) violate any Requirement of Law relating to the Borrower; (ii) conflict with, result in a breach of or constitute a default under the charter or by-laws of the Borrower, or any of its Material Contractual Obligations; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower other than those permitted by the Credit Agreement.

         Section 4. Conditions to Effectiveness of Amendment. The effectiveness of this Amendment are subject to the condition precedent that each of the following be received by the Agent (unless otherwise waived in writing by the Agent), each of which shall be

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satisfactory in form and substance to the Agent: (a) this Amendment executed by the Borrower; (b) a certificate of incumbency signed by the Secretary of the Borrower with respect to each of the officers of the Borrower authorized to execute and deliver the Amendment; and (c) such other approvals, opinions or documents as the Agent may reasonably request.

         Section 5. Reaffirmation. The Borrower hereby repeats and reaffirms all representations and warranties made by the Borrower in the Credit Agreement and the other Credit Documents to which it is a party as of the date hereof with the same force and effect as if such representations and warranties were set forth in this Amendment in full.

         Section 6. Benefits. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         Section 7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

         Section 8. Effect. Except as expressly herein amended, the terms and conditions of the Credit Agreement shall remain in full force and effect.

         Section 9. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties.

                         [Signatures on following page]

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         IN WITNESS WHEREOF, the parties have caused this First Amendment to
Credit Agreement to be executed by their authorized officers all as of the day and year first above written.

                                       ROCK-TENN COMPANY

(CORPORATE SEAL)                       By:
                                           /s/ David C. Nicholson
                                           -----------------------------------
                                           Title:
                                                Senior Vice President,
                                                ------------------------------
                                                Secretary and Chief Financial
                                                Officer
Attest:
By:
   /s/ Robert B. McIntosh
   --------------------------
   Title: Assistant Secretary
          -------------------

                                       SUNTRUST BANK, ATLANTA, AS
                                       AGENT AND LENDER

                                       By:
                                          /s/ Jenna M. Hale
                                          ------------------------------------
                                          Title:
                                                Assistant Vice President
                                                ------------------------------

                                       By:

                                          ------------------------------------
                                          Title:

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